Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kinetik 401(k) Plan
Houston, Texas

We consent to the incorporation by reference in Registration Statement Nos. 333-262043 and 333-266106 on Form S-3, Registration Statement No. 333-264117 on Form S-3D and Registration Statement No. 333-234475 on Form S-8 of our report dated June 28, 2023, appearing in this Annual Report on Form 11-K of the Kinetik 401(k) Plan for the year ended December 31, 2022.

/s/ Calvetti Ferguson
Houston, Texas
June 28, 2023